For Immediate Release	Contact:
Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com
Investor Inquiries: Kate Pearlman (215) 409-7287 Pearlman-Kate@aramark.com

Aramark Reports Record Fourth Quarter and Full Year 2018 Earnings

FISCAL 2018 KEY HIGHLIGHTS

Sales +8%; Constant Currency Sales +7%
Operating Income +2%; Adjusted Operating Income (AOI) +15%1
EPS +50% to $2.24; Adjusted EPS +14%1 to $2.25
Operating Income Margin down 30 bps to 5.2%; AOI Margin up 46 bps to 7.05%1
Aggressive De-leveraging to 4.1x After Two Strategic Acquisitions

Board Increases Quarterly Dividend by 5%

Philadelphia, PA, November 13, 2018 - Aramark (NYSE: ARMK) today reported record results for its fourth quarter and full-year fiscal 2018.

“2018 was a record year, driven by balanced, broad-based business momentum. We delivered strong revenue growth, very strong AOI margin expansion and achieved our three-year margin target, as well as successfully integrated two strategic acquisitions ... all of which strengthens our portfolio and improves our competitive position," said Eric J. Foss, Chairman, President and CEO. "Our record performance led to the fifth consecutive year of double-digit adjusted EPS growth since our IPO.”

“In addition, solid free cash flow bolstered our balance sheet and enabled us to lower our leverage ratio below our original target for this year,” Foss continued. “While 2018 was an exceptional year, we are even more excited about our future prospects for growth and sustainable shareholder value creation.”

1 Constant Currency

FOURTH QUARTER RESULTS*

	Sales
	Q4 '18	Q4 '17	Change	Constant Currency Change
FSS United States	$2,481M	$2,406M	3%	3%
FSS International	888	854	4%	7%
Uniform & Career Apparel	545	394	38%	39%
Total Company	$3,914M	$3,654M	7%	8%

	Operating Income			AOI
	Q4 '18	Q4 '17	Change	Q4 '18	Q4 '17	Change
FSS United States	$229M	$159M	44%	$244M	$178M	37%
FSS International	43	54	(20)%	45	54	(16)%
Uniform & Career Apparel	50	38	33%	65	38	72%
Corporate	(40)	(33)	(21%)	(15)	(15)	1%
Total Company	$282M	$218M	30%	$339M	$255M	33%
Effect of Currency Translation				1
Constant Currency AOI				$340M
* May not total due to rounding.

Consolidated revenues were $3.9 billion in the quarter, an increase of 8% on a constant-currency basis over the prior-year period, composed of a 5% increase in revenue related to the Avendra and AmeriPride acquisitions and 3% of growth related to the legacy business. Revenue growth in the United States segment was negatively impacted by an estimated $30 million from natural disasters in the quarter.

Consolidated operating income increased in the quarter, primarily due to broad-based productivity. Additionally, FSS United States segment income benefited from the inclusion of Avendra results, while uniform income benefited from the inclusion of AmeriPride results. Finally, operating income was negatively impacted by an estimated $11 million from natural disasters in the quarter, primarily in the United States and International segments.

FOURTH QUARTER SUMMARY
On a GAAP basis, sales were $3.9 billion, operating income was $282 million, net income attributable to Aramark stockholders was $175 million and diluted earnings per share were $0.69. This compares to the fourth quarter of 2017 where, on a GAAP basis, sales were $3.7 billion, operating income was $218 million, net income attributable to Aramark stockholders was $113 million and diluted earnings per share were $0.45. Fourth quarter GAAP diluted earnings per share increased 53% year-over-

year, partly due to a $38 million benefit to the income tax provision from the Tax Cuts and Jobs Act of 2017.

Adjusted net income was $178 million or $0.70 per share, versus adjusted net income of $137 million or $0.54 per share in the fourth quarter of 2017. A stronger U.S. dollar decreased sales by approximately $33 million, but had no material impact on operating income or earnings per share.

FISCAL 2018 SUMMARY
On a GAAP basis, sales were $15.8 billion, operating income was $826 million, net income attributable to Aramark stockholders was $568 million and diluted earnings per share were $2.24. This compares to fiscal 2017 where, on a GAAP basis, sales were $14.6 billion, operating income was $808 million, net income attributable to Aramark stockholders was $374 million and diluted earnings per share were $1.49. Full-year 2018 GAAP diluted earnings per share increased 50% year-over-year, partly due to the benefits of the Tax Cuts and Jobs Act of 2017.

Adjusted net income was $569 million or $2.25 per share, versus adjusted net income of $490 million or $1.95 per share in fiscal 2017. A weaker U.S. dollar increased sales by approximately $162 million, and increased operating income by $7 million and had a two-cent benefit to earnings per share.

SALE OF HEALTHCARE TECHNOLOGIES BUSINESS
On November 9, 2018, the Company closed on the sale of its Healthcare Technologies business to TRIMEDX for $300 million. The Company intends to use the majority of the proceeds to repay debt. The Company also plans to repurchase $50 million of its shares.

FREE CASH FLOW & LIQUIDITY
The Company generated Free Cash Flow of $429 million in the year. This was negatively impacted by $135 million of one-time merger-related costs, which was offset by a similar amount from tax reform and acquisition-related accelerated tax benefits. Total trailing 12-month net debt to covenant adjusted EBITDA was 4.1x, a 50 basis point decrease versus the end of the third quarter of 2018. At quarter-end the Company had approximately $1.1 billion in cash and availability on its revolving credit facility.

DIVIDEND INCREASE & DECLARATION
Due to the Company's improving profitability and strong financial flexibility, the Company's Board of Directors is increasing the regular quarterly dividend by 5% to 11 cents per share of common stock. The first quarter fiscal 2019 dividend, at the increased rate, will be payable on December 6, 2018, to stockholders of record at the close of business November 26, 2018.

2019 OUTLOOK
The Company will discuss its strategic imperatives, its growth framework for the next three years, as well as its outlook for 2019 performance at the December 11th Investor Day.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 10 a.m. ET today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world. Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We operate our business with social responsibility, focusing on initiatives that support our diverse workforce, advance consumer health and wellness, protect our environment, and strengthen our communities. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

# # #

Selected Operational and Financial Metrics
Constant Currency Sales

Constant Currency Sales represents sales growth, adjusted to eliminate the impact of currency translation.

Legacy Business Sales

Legacy Business Sales represents sales excluding the impact of currency translation and the sales of AmeriPride and Avendra.

Adjusted Operating Income

Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets resulting from the going-private transaction in 2007 (the "2007 LBO"); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; merger and integration related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)

Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income

Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; merger and integration related charges; the effects of refinancings on interest and other financing costs, net; the impact of tax reform and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)

Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS

Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)

Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA

Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Free Cash Flow

Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment, client contract investments and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Constant Currency Sales, Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis) and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income, net income, or earnings per share, determined in accordance with GAAP. Constant Currency Sales, Adjusted Operating Income, Covenant Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related customer relationship intangible assets resulting from the 2007 Leveraged Buy-out - adjustments to eliminate the change in amortization resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the Company's issuances of share-based awards and the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period related to streamlining initiatives ($3.1 million net expense reduction for the fourth quarter of 2018, $36.6 million for fiscal 2018 and $18.4 million for fiscal 2017), adjustments to eliminate consulting costs incurred in the applicable period related to streamlining initiatives ($2.9 million for the fourth quarter of 2018, $20.2 million for fiscal 2018, $2.6 million for the fourth quarter of fiscal 2017 and $3.1 million for fiscal 2017), incurring duplicate rent charges to build out and ready the Company's new headquarters while occupying its existing headquarters ($2.8 million for the fourth quarter of 2018 and $7.7 million for fiscal 2018) and other charges ($3.1 million for fiscal 2018, $4.9 million for the fourth quarter of 2017 and $6.8 million for fiscal 2017).
Merger and Integration Related Charges - adjustments to eliminate merger and integration charges primarily related to the Avendra and AmeriPride acquisitions, including deal costs, costs for transitional employees and integration related consulting costs ($13.3 million fourth quarter of 2018 and $78.1 million for the fiscal 2018) and other deal costs.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income/loss from prior years' loss experience under our casualty insurance program ($3.3 million loss for the fourth quarter of 2018, $14.9 million gain for fiscal 2018 and $6.5 million gain for fiscal 2017), pension plan charges ($0.3 million loss for the fourth quarter of 2018 and $5.0 million loss for fiscal 2018), charges related to a joint venture liquidation and acquisition ($7.5 million for fiscal 2018), expenses related to acquisition costs ($2.1 million for the fourth quarter and fiscal 2017), charges related to hyperinflation in Argentina ($3.8 million for the fourth quarter and fiscal 2018), certain consulting costs ($0.7 million for the fourth quarter of fiscal 2018, $1.0 million for fiscal 2018, $2.4 million for the fourth quarter of fiscal 2017 and $3.7 million for fiscal 2017), certain environmental charges ($5.0 million for the fourth quarter and fiscal 2018) and the impact of the change in fair value related to certain gasoline and diesel agreements ($0.3 million loss for the fourth quarter of 2018 and $0.2 million gain for fiscal 2018, $3.5 million gain for the fourth quarter of 2017 and $0.4 million loss for fiscal 2017).
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effect of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs and debt discounts.
Effect of tax reform on provision for income taxes - adjustments to eliminate the impact of tax reform that is not indicative of our ongoing tax position based on the new tax policies and certain other adjustments.
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements under the heading "2019 Outlook" and including with respect to, without limitation, the benefits and costs of our acquisitions of each of Avendra, LLC ("Avendra") and AmeriPride Services, Inc. ("AmeriPride") and related financings, as well as statements regarding these companies’ services and products and statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are or remain or continue to be confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.

Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates, financial results, our estimated benefits and costs of our acquisitions are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results or the costs and benefits of the acquisitions include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; our ability to successfully integrate the businesses of Avendra and AmeriPride and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the acquisition of AmeriPride and Avendra including whether the proposed transactions will be accretive and within the expected timeframes, the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose, the disruption of the transactions to each of Avendra and AmeriPride and their respective managements; the effect of the transactions on each of Avendra’s and AmeriPride’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K filed with the SEC on November 22, 2017 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	September 28, 2018	September 29, 2017
Sales	$3,913,598	$3,654,124
Costs and Expenses:
Cost of services provided	3,383,808	3,231,082
Depreciation and amortization	152,536	129,954
Selling and general corporate expenses	94,801	75,186
	3,631,145	3,436,222
Operating income	282,453	217,902
Interest and Other Financing Costs, net	92,544	62,624
Income Before Income Taxes	189,909	155,278
Provision for Income Taxes	14,341	42,121
Net income	175,568	113,157
Less: Net income attributable to noncontrolling interest	113	19
Net income attributable to Aramark stockholders	$175,455	$113,138

Earnings per share attributable to Aramark stockholders:
Basic	$0.71	$0.46
Diluted	$0.69	$0.45
Weighted Average Shares Outstanding:
Basic	246,321	245,078
Diluted	253,724	252,016

	Fiscal Year Ended
	September 28, 2018	September 29, 2017
Sales	$15,789,633	$14,604,412
Costs and Expenses:
Cost of services provided	13,990,185	12,988,973
Depreciation and amortization	596,182	508,212
Selling and general corporate expenses	377,129	299,170
	14,963,496	13,796,355
Operating income	826,137	808,057
Interest and Other Financing Costs, net	354,261	287,415
Income Before Income Taxes	471,876	520,642
(Benefit) Provision for Income Taxes	(96,564)	146,455
Net income	568,440	374,187
Less: Net income attributable to noncontrolling interest	555	264
Net income attributable to Aramark stockholders	$567,885	$373,923

Earnings per share attributable to Aramark stockholders:
Basic	$2.31	$1.53
Diluted	$2.24	$1.49
Weighted Average Shares Outstanding:
Basic	245,771	244,453
Diluted	253,352	251,557

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	September 28, 2018	September 29, 2017
Assets

Current Assets:
Cash and cash equivalents	$215,025	$238,797
Receivables	1,790,433	1,615,993
Inventories	724,802	610,732
Prepayments and other current assets	171,165	187,617
Total current assets	2,901,425	2,653,139
Property and Equipment, net	1,378,094	1,042,031
Goodwill	5,610,568	4,715,511
Other Intangible Assets	2,136,844	1,120,824
Other Assets	1,693,171	1,474,724
	$13,720,102	$11,006,229

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$30,907	$78,157
Accounts payable	1,018,920	955,925
Accrued expenses and other current liabilities	1,440,332	1,334,013
Total current liabilities	2,490,159	2,368,095
Long-Term Borrowings	7,213,077	5,190,331
Other Liabilities	977,215	978,944
Redeemable Noncontrolling Interest	10,093	9,798
Total Stockholders' Equity	3,029,558	2,459,061
	$13,720,102	$11,006,229

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Fiscal Year Ended
	September 28, 2018	September 29, 2017

Cash flows from operating activities:
Net income	$568,440	$374,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	596,182	508,212
Income taxes deferred	(104,289)	(37,856)
Share-based compensation expense	88,276	65,155
Changes in operating assets and liabilities	(128,356)	83,735
Other operating activities	27,098	59,954
Net cash provided by operating activities	1,047,351	1,053,387

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(618,113)	(533,823)
Acquisitions, divestitures and other investing activities	(2,247,163)	(144,661)
Net cash used in investing activities	(2,865,276)	(678,484)

Cash flows from financing activities:
Net proceeds of long-term borrowings	2,203,624	(60,575)
Net change in funding under the Receivables Facility	(254,200)	(13,800)
Payments of dividends	(103,115)	(100,813)
Proceeds from issuance of common stock	21,507	28,779
Repurchase of stock	(24,410)	(100,000)
Other financing activities	(49,253)	(42,277)
Net cash used in financing activities	1,794,153	(288,686)
Increase in cash and cash equivalents	(23,772)	86,217
Cash and cash equivalents, beginning of period	238,797	152,580
Cash and cash equivalents, end of period	$215,025	$238,797

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	September 28, 2018
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,480,846	$887,646	$545,106		$3,913,598
Operating Income (as reported)	$229,012	$42,950	$50,637	$(40,146)	$282,453
Operating Income Margin (as reported)	9.23%	4.84%	9.29%		7.22%

Sales (as reported)	$2,480,846	$887,646	$545,106		$3,913,598
Effect of Currency Translation	2,190	29,155	1,944		33,289
Constant Currency Sales	$2,483,036	$916,801	$547,050		$3,946,887
Sales Growth (as reported)	3.09%	3.96%	38.42%		7.10%
Constant Currency Sales Growth	3.18%	7.37%	38.92%		8.01%

Operating Income (as reported)	$229,012	$42,950	$50,637	$(40,146)	$282,453
Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the 2007 LBO	8,158	(433)	—	—	7,725
Share-Based Compensation	102	(1)	3	19,980	20,084
Severance and Other Charges	374	(2,216)	—	3,886	2,044
Merger and Integration Related Charges	2,742	—	10,398	630	13,770
Gains, Losses and Settlements impacting comparability	3,251	4,676	4,401	1,030	13,358
Adjusted Operating Income	$243,639	$44,976	$65,439	$(14,620)	$339,434
Effect of Currency Translation	437	(4)	234	—	667
Adjusted Operating Income (Constant Currency)	$244,076	$44,972	$65,673	$(14,620)	$340,101

Operating Income Growth (as reported)	43.96%	(20.32)%	32.96%	(21.07)%	29.62%
Adjusted Operating Income Growth	36.73%	(15.93)%	71.71%	1.14%	33.11%
Adjusted Operating Income Growth (Constant Currency)	36.98%	(15.94)%	72.32%	1.14%	33.37%
Adjusted Operating Income Margin (Constant Currency)	9.83%	4.91%	12.00%		8.62%

	Three Months Ended
	September 29, 2017
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,406,462	$853,870	$393,792		$3,654,124

Operating Income (as reported)	$159,076	$53,901	$38,085	$(33,160)	$217,902
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	14,127	(413)	—	—	13,714
Share-Based Compensation	107	10	25	14,881	15,023
Severance and Other Charges	4,877	—	—	2,577	7,454
Gains, Losses and Settlements impacting comparability	—	—	—	914	914
Adjusted Operating Income	$178,187	$53,498	$38,110	$(14,788)	$255,007

Operating Income Margin (as reported)	6.61%	6.31%	9.67%		5.96%
Adjusted Operating Income Margin	7.40%	6.27%	9.68%		6.98%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 28, 2018
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$10,137,825	$3,655,803	$1,996,005		$15,789,633
Operating Income (as reported)	$680,503	$150,892	$182,666	$(187,924)	$826,137
Operating Income Margin (as reported)	6.71%	4.13%	9.15%		5.23%

Sales (as reported)	$10,137,825	$3,655,803	$1,996,005		$15,789,633
Effect of Currency Translation	(4,328)	(155,830)	(1,712)		(161,870)
Constant Currency Sales	$10,133,497	$3,499,973	$1,994,293		$15,627,763
Sales Growth (as reported)	4.00%	11.06%	27.56%		8.12%
Constant Currency Sales Growth	3.95%	6.33%	27.45%		7.01%

Operating Income (as reported)	$680,503	$150,892	$182,666	$(187,924)	$826,137
Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the 2007 LBO	39,481	(1,725)	—	—	37,756
Share-Based Compensation	648	149	175	88,493	89,465
Severance and Other Charges	22,283	21,333	1,571	22,390	67,577
Merger and Integration Related Charges	14,398	—	37,535	27,975	79,908
Gains, Losses and Settlements impacting comparability	(8,474)	12,588	2,655	809	7,578
Adjusted Operating Income	$748,839	$183,237	$224,602	$(48,257)	$1,108,421
Effect of Currency Translation	(1,006)	(5,757)	(25)	—	(6,788)
Adjusted Operating Income (Constant Currency)	$747,833	$177,480	$224,577	$(48,257)	$1,101,633

Operating Income Growth (as reported)	14.04%	(6.92)%	0.21%	41.23%	2.24%
Adjusted Operating Income Growth	12.92%	4.90%	23.45%	(16.48)%	15.22%
Adjusted Operating Income Growth (Constant Currency)	12.77%	1.60%	23.44%	(16.48)%	14.52%
Adjusted Operating Income Margin (Constant Currency)	7.38%	5.07%	11.26%		7.05%

	Fiscal Year Ended
	September 29, 2017
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$9,748,020	$3,291,674	$1,564,718		$14,604,412

Operating Income (as reported)	$596,729	$162,102	$182,287	$(133,061)	$808,057
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	58,930	(962)	(383)	—	57,585
Share-Based Compensation	598	444	271	65,776	67,089
Severance and Other Charges	9,593	13,370	1,098	4,267	28,328
Gains, Losses and Settlements impacting comparability	(2,711)	(277)	(1,336)	5,236	912
Adjusted Operating Income	$663,139	$174,677	$181,937	$(57,782)	$961,971

Operating Income Margin (as reported)	6.12%	4.92%	11.65%		5.53%
Adjusted Operating Income Margin	6.80%	5.31%	11.63%		6.59%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017

Net Income Attributable to Aramark Stockholders (as reported)	$175,455	$113,138	$567,885	$373,923
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	7,725	13,714	37,756	57,585
Share-Based Compensation	20,084	15,023	89,465	67,089
Severance and Other Charges	2,044	7,454	67,577	28,328
Merger and Integration Related Charges	13,770	—	79,908	—
Gains, Losses and Settlements impacting comparability	13,358	914	7,578	912
Effects of Refinancing on Interest and Other Financing Costs, net	—	1,523	17,773	31,491
Effect of Tax Reform on Provision for Income Taxes	(38,190)	—	(221,998)	—
Tax Impact of Adjustments to Adjusted Net Income	(15,794)	(14,445)	(77,032)	(69,180)
Adjusted Net Income	$178,452	$137,321	$568,912	$490,148
Effect of Currency Translation, net of Tax	(93)	—	(4,798)	—
Adjusted Net Income (Constant Currency)	$178,359	$137,321	$564,114	$490,148

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$175,455	$113,138	$567,885	$373,923
Diluted Weighted Average Shares Outstanding	253,724	252,016	253,352	251,557
	$0.69	$0.45	$2.24	$1.49
Earnings Per Share Growth (as reported)	53.33%		50.34%

Adjusted Earnings Per Share
Adjusted Net Income	$178,452	$137,321	$568,912	$490,148
Diluted Weighted Average Shares Outstanding	253,724	252,016	253,352	251,557
	$0.70	$0.54	$2.25	$1.95
Adjusted Earnings Per Share Growth	29.63%		15.38%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$178,359	$137,321	$564,114	$490,148
Diluted Weighted Average Shares Outstanding	253,724	252,016	253,352	251,557
	$0.70	$0.54	$2.23	$1.95
Adjusted Earnings Per Share Growth (Constant Currency)	29.63%		14.36%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	September 28, 2018	June 29, 2018

Net Income Attributable to Aramark Stockholders (as reported)	$567,885	$505,568
Interest and Other Financing Costs, net	354,261	324,341
Benefit for Income Taxes	(96,564)	(68,783)
Depreciation and Amortization	596,182	573,601
Share-based compensation expense(1)	88,276	83,154
Pro forma EBITDA for equity method investees(2)	15,214	16,168
Pro forma EBITDA for certain transactions(3)	58,600	105,424
Other(4)	143,910	133,936
Covenant Adjusted EBITDA	$1,727,764	$1,673,409

Net Debt to Covenant Adjusted EBITDA
Total Debt	$7,243,984	$7,870,305
Less: Cash and cash equivalents	$215,025	$165,968
Net Debt	$7,028,959	$7,704,337
Covenant Adjusted EBITDA	$1,727,764	$1,673,409
Net Debt/Covenant Adjusted EBITDA	4.1	4.6

(1) Represents compensation expense related to the Company's issuances of share-based awards but does not include the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.

(2) Represents our estimated share of EBITDA primarily from our AIM Services Co., Ltd. equity method investment, not already reflected in our net income attributable to Aramark stockholders. EBITDA for this equity method investee is calculated in a manner consistent with Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.

(3) Represents the annualizing of net EBITDA from certain acquisitions made during the period.
(4) "Other" for the twelve months ended September 28, 2018 and June 29, 2018, respectively, includes organizational streamlining initiatives ($36.6 million costs and $40.6 million costs), the impact of the change in fair value related to certain gasoline and diesel agreements ($0.2 million gain and $4.1 million gain), expenses related to merger and integration related charges ($78.1 million and $66.9 million), property and other asset write-downs related to a joint venture liquidation and acquisition ($7.5 million for both periods), duplicate rent charges to build out and ready the Company's new headquarters while occupying its then-existing headquarters ($7.7 million and $4.9 million) and other miscellaneous expenses. "Other" for the twelve months ended September 28, 2018 also includes certain environmental charges ($5.0 million) and the impact of hyperinflation in Argentina ($3.8 million). "Other" for the twelve months ended June 29, 2018 also includes the estimated impact from natural disasters, net of insurance proceeds ($13.3 million, of which $6.1 million relates to asset write-downs).

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 28, 2018	September 29, 2017
Net Cash provided by operating activities	$1,047,351	$1,053,387

Net purchases of property and equipment, client contract investments and other	(618,113)	(533,823)

Free Cash Flow	$429,238	$519,564

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
LEGACY BUSINESS SALES (CONSTANT CURRENCY)
(Unaudited)
(In thousands)

	Three Months Ended	Fiscal Year Ended
	September 28, 2018	September 28, 2018

Sales (as reported)	$3,913,598	$15,789,633
Effect of Currency Translation	33,289	(161,870)
Constant Currency Sales	3,946,887	15,627,763
Effect of AmeriPride and Avendra Acquisitions	(184,141)	(522,188)
Legacy Business Sales	$3,762,746	$15,105,575

	Three Months Ended	Fiscal Year Ended
	September 29, 2017	September 29, 2017
Sales (as reported)	$3,654,124	$14,604,412

Constant Currency Sales Growth	8.01%	7.01%
Legacy Business Sales Growth	2.97%	3.43%